Exhibit 99.1

Doug Sherk	Beth Kaplan
Investor Relations, EVC Group	Public Relations Director, Accuray
+1 (415) 652-9100	+1 (408) 789-4426
dsherk@evcgroup.com	bkaplan@accuray.com

Accuray Generates 10% Year-Over-Year Gross Order Growth in First Quarter

Commercial Momentum Continues; Management Reaffirms Fiscal 2016 Guidance

SUNNYVALE, Calif., October 29, 2015 — Accuray Incorporated (NASDAQ: ARAY) announced today financial results for the fiscal first quarter ended September 30, 2015.

Fiscal First Quarter Highlights

•                  Gross orders were $64.9 million, representing 10 percent year-over-year growth or 18 percent on a constant currency basis

•                  Total revenue was $89.6 million, an increase of 9 percent year-over-year or 12 percent on a constant currency basis

•                  Gross profit margin expanded to 38 percent from 34 percent in the prior year period, driven by both improved product and service margins

•                  Adjusted EBITDA was a positive $2.3 million compared to a negative $8.5 million in the prior year, representing a $10.8 million improvement

•                  Cash and investments increased $9.2 million compared to a $19.2 million decrease in the prior year quarter

•                  Single and dual vault sites comprised more than 50 percent of total TomoTherapy® System orders

“We executed on our commercial strategies during the first quarter, resulting in continued momentum in order activity and improvements in overall financial performance,” said Joshua H. Levine, president and chief executive officer of Accuray. “Our team focused on positioning the TomoTherapy System as a mainstream device, which led to more than 50 percent of its orders during the quarter being placed by sites with single or dual vaults.  At the same time, we continued to see order momentum for the CyberKnife® M6™ with the InCise™ Multileaf Collimator as our first installation sites demonstrated its ability to provide extremely precise treatments in significantly reduced time for an expanded patient population.”

Financial Highlights

Gross product orders totaled $64.9 million for the 2016 fiscal first quarter, an increase of $6.1 million or 10 percent from the first quarter of the prior fiscal year. On a constant currency basis, gross product orders increased 18 percent from the prior fiscal year first quarter.  Ending product backlog was $379.8 million, approximately 4 percent higher than backlog at the end of the prior fiscal year first quarter.

Total revenue was $89.6 million, an improvement of 9 percent from the prior fiscal year first quarter and an increase of 12 percent on a constant currency basis.  The Americas region total revenue was $45.3 million and total revenue outside of the Americas region was $44.3 million.  Product revenue increased 21 percent to $40.0 million while service revenue totaled $49.6 million, which was a slight increase compared to the prior year.

Total gross profit for the fiscal first quarter of 2016 was $33.9 million or 37.8 percent of sales, comprised of product gross margin of 42.5 percent and service gross margin of 34.1 percent.  This compares to total gross margin of 33.7 percent, product gross margin of 37.4 percent and service gross margin of 31.3 percent for the prior fiscal year first quarter.  On a constant currency basis, total gross margin for the first quarter of fiscal 2016 was 38.6 percent.

Operating expenses were $37.7 million, a decrease of 12 percent compared with $43.1 million in the prior fiscal first quarter. The decrease was primarily because of timing of tradeshow related expenses in sales and marketing, as well as reduced compensation related expenses in sales and marketing and general and administrative functions, offset by a slight increase in research and development to support ongoing product development efforts.

Net loss improved to $9.6 million, or $0.12 per share, for the first quarter of fiscal 2016, compared to a net loss of $21.7 million, or $0.28 per share, for the first quarter of fiscal 2015.

Adjusted EBITDA for the first quarter of fiscal 2016 was a positive $2.3 million, compared to an $8.5 million loss in the first quarter of the prior fiscal year.

Cash, cash equivalents, and investments were $153.1 million as of September 30, 2015, an increase of $9.2 million from June 30, 2015.

2016 Financial Guidance

Accuray reaffirmed its financial guidance for fiscal 2016 on total revenue of $395 million to $410 million and adjusted EBITDA of $25 million to $35 million.

This financial guidance is unchanged from that provided on August 20, 2015.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss these results.  Conference call dial-in information is as follows:

•                  U.S. callers: (855) 867-4103

•                  International callers: (262) 912-4764

•                  Conference ID Number (U.S. and international): 55674990

Individuals interested in listening to the live conference call via the Internet may do so by logging on to Accuray’s website, www.accuray.com.  In addition, a dial-up replay of the conference call will be available beginning October 29, 2015 at 5:00 p.m. PT/8:00 p.m. ET and ending November 6, 2015.  The replay telephone number is (855) 859-2056 (USA) or (404) 537-3406 (International), Conference ID: 55674990.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”).  Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a more meaningful comparison of results for current periods with previous operating results.  A reconciliation of GAAP net loss (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedule below.

Accuray presents certain measures, such as period-over-period revenue growth, on a constant currency basis, which excludes the effects of foreign currency translation.  Due to the continuing strengthening of the U.S. dollar against foreign currencies and the overall variability of foreign exchange rates from period to period, management uses these measures on a constant currency basis to evaluate period-over-period operating performance.  Measures presented on a constant currency basis are calculated by translating current period results at prior period monthly average exchange rates.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures.  Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is a radiation oncology company that develops, manufactures and sells precise, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives.  The company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release relate, but are not limited, to the company’s future results of operations, including management’s expectations for revenue and adjusted EBITDA in fiscal 2016.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: the company’s ability to convert backlog to revenue; the success of the adoption of our CyberKnife and TomoTherapy Systems; the company’s ability to manage its expenses; continuing uncertainty in the global economic environment; and other risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K, which was filed on August 28, 2015 and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events.  The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2015	2014

Gross Orders	$64,928	$58,763
Net Orders	44,799	32,282
Order Backlog	379,792	364,007

Net revenue:
Products	$39,995	$33,015
Services	49,636	49,366
Total net revenue	89,631	82,381
Cost of revenue:
Cost of products	23,017	20,665
Cost of services	32,716	33,915
Total cost of revenue	55,733	54,580
Gross profit	33,898	27,801
Operating expenses:
Research and development	14,296	14,149
Selling and marketing	13,417	17,974
General and administrative	10,028	10,950
Total operating expenses	37,741	43,073
Loss from operations	(3,843)	(15,272)
Other expense, net	(5,091)	(5,461)
Loss before provision for income taxes	(8,934)	(20,733)
Provision for income taxes	704	917
Net loss	$(9,638)	$(21,650)

Net loss per share - basic and diluted	$(0.12)	$(0.28)
Weighted average common shares used in computing loss per share:
Basic and diluted	79,760	77,290

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30,	June 30,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$85,584	$79,551
Investments	67,513	64,306
Restricted cash	3,795	3,734
Accounts receivable, net	56,636	77,727
Inventories	113,798	106,151
Prepaid expenses and other current assets	16,527	15,991
Deferred cost of revenue	6,799	6,869
Total current assets	350,652	354,329
Property and equipment, net	29,482	31,829
Goodwill	57,965	58,054
Intangible assets, net	13,576	15,564
Deferred cost of revenue	2,264	1,500
Other assets	7,863	8,695
Total assets	$461,802	$469,971
Liabilities and equity
Current liabilities:
Accounts payable	$13,652	$13,096
Accrued compensation	18,377	21,934
Other accrued liabilities	19,115	18,720
Short-term debt	95,134	—
Customer advances	22,949	19,385
Deferred revenue	90,719	96,780
Total current liabilities	259,946	169,915
Long-term liabilities:
Long-term other liabilities	10,761	10,934
Deferred revenue	13,938	10,489
Long-term debt	109,639	202,853
Total liabilities	394,284	394,191
Commitment and contingencies
Equity:
Common stock	80	79
Additional paid-in capital	473,025	471,430
Accumulated other comprehensive loss	(646)	(426)
Accumulated deficit	(404,941)	(395,303)
Total equity	67,518	75,780
Total liabilities and equity	$461,802	$469,971

Accuray Incorporated

Reconciliation of GAAP Net Loss to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended September 30,
	2015	2014
GAAP net loss	$(9,638)	$(21,650)
Amortization of intangibles (a)	1,988	1,988
Depreciation (b)	2,571	2,990
Stock-based compensation (c)	2,514	3,273
Interest expense, net (d)	4,156	3,988
Provision for income taxes	704	917
Adjusted EBITDA	$2,295	$(8,494)

(a) consists of amortization of intangibles - developed technology

(b) consists of depreciation, primarily on property and equipment

(c) consists of stock-based compensation in accordance with ASC 718

(d) consists primarily of interest income from available-for-sale securities and interest expense associated with our convertible notes

Accuray Incorporated

Forward-Looking Guidance

Reconciliation of Projected Net Loss to Projected Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Twelve Months Ending June 30, 2016
	From	To
GAAP net loss	$(28,200)	$(18,300)
Amortization of intangibles (a)	7,950	7,950
Depreciation (b)	10,850	10,850
Stock-based compensation (c)	14,100	14,100
Interest expense, net (d)	17,300	17,300
Provision for income taxes	3,000	3,100
Adjusted EBITDA	$25,000	$35,000

(a) consists of amortization of intangibles - developed technology

(b) consists of depreciation, primarily on property and equipment

(c) consists of stock-based compensation in accordance with ASC 718

(d) consists primarily of interest income from available-for-sale securities and interest expense associated with our convertible notes